EXHIBIT 23.1



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 16, 1997, which appears on page F-17 of Western Power & Equipment Corp.'s Annual Report on Form 10-K for the year ended July 31, 1997.


PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP


Portland, Oregon
September 18, 1998